EXHIBIT 99.1

JOINT FILER INFORMATION

This statement on Form 4 is filed by H. J. Heinz Company, H. J. Heinz Company, L.P., Heinz Management, L.L.C. and HJH One, L.L.C. The principal business address for H. J. Heinz Company is P.O. Box 57, Pittsburgh, PA 15230. The principal business address for H. J. Heinz Company, L.P. and Heinz Management, L.L.C. is 357 Sixth Avenue, Pittsburgh, PA 15222. The principal business address of HJH One, L.L.C. is 2541 N. Stokesberry Place, STE 100, Meridian, ID 83642.

Designated Filer:	H. J. Heinz Company
Issuer and Ticker Symbol:	The Hain Celestial Group, Inc. (“HAIN”)
Date of Event Requiring Statement:	12/23/2005

H. J. HEINZ COMPANY

By:	/s/ Theodore N. Bobby

	Name:	Theodore N. Bobby
	Title:	Authorized Signatory

H. J. HEINZ COMPANY, L.P.
By: Heinz Management, L.L.C, its General Partner

By:	/s/ Leonard A. Cullo, Jr.

	Name:	Leonard A. Cullo, Jr.
	Title:	Authorized Signatory

HEINZ MANAGEMENT, L.L.C.

By:	/s/ Leonard A. Cullo, Jr.

	Name:	Leonard A. Cullo, Jr.
	Title:	Authorized Signatory

HJH ONE, L.L.C.

By:	/s/ Leonard A. Cullo, Jr.

	Name:	Leonard A. Cullo, Jr.
	Title:	Authorized Signatory